Exhibit 3.65

ARTICLES OF AMENDMENT

AMENDING AND RESTATING

ARTICLES OF INCORPORATION

OF

WINDSTREAM SHAL NETWORKS, INC.

June 22, 2010

The undersigned, being a duly authorized officer of Windstream SHAL Networks, Inc., a Minnesota corporation (the “Corporation”), acting pursuant to and in conformity with Sections 302A.131 and 302A.139 of the Minnesota Business Corporation Act (the “Act”), as amended, hereby certifies as follows:

1. The name of the Corporation is Windstream SHAL Networks, Inc.

2. The Amended and Restated Articles of Incorporation of the Corporation attached hereto amend, restate and supersede in their entirety the original Articles of Incorporation of the Corporation and any amendments thereto or restatements thereof as filed with the Secretary of State of the State of Minnesota.

3. These Articles of Amendment and the Amended and Restated Articles of Incorporation of the Corporation attached hereto have been duly approved and adopted by unanimous written consent of the directors and shareholders of the Corporation on June 1, 2010, in accordance with the Act.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of the date first written above.

/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President, General Counsel and Secretary

SIGNATURE PAGE TO ARTICLES OF AMENDMENT OF WINDSTREAM SHAL NETWORKS, INC.

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

WINDSTREAM SHAL NETWORKS, INC.

June 22, 2010

ARTICLE I

NAME

The name of the corporation is Windstream SHAL Networks, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The registered office of the Corporation is 100 South 5th Street, Suite 1075, Minneapolis, MN 55402. The registered agent of the Corporation at such address is C T Corporation System Inc.

ARTICLE III

SHARES

The total number of shares of stock which the Corporation shall have authority to issue is 10,000,000 shares with a par value of $0.10 per share.

ARTICLE IV

CUMULATIVE VOTING

There shall be no cumulative voting by the shareholders of the Corporation.

ARTICLE V

PREEMPTIVE RIGHTS

The shareholder of the Corporation shall not have any preemptive rights as defined in the Minnesota Business Corporation Act (the “Act”).

ARTICLE VI

MANAGEMENT

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and shareholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the shareholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws so provide.

(4) To the fullest extent permitted by the Act, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing sentence by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the Act, these Amended and Restated Articles of Incorporation, and any Bylaws adopted by the shareholders; provided, however, that no Bylaws hereafter adopted by the shareholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

ARTICLE VII

INDEMNIFICATION

Any person who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the Corporation to procure a judgment in its favor) by reason of the fact that he or she is or was a director or officer of the Corporation, or, while a director, officer or other employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Act, as the same exists or may be hereafter amended, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him, in connection with the defense or settlement of such suit, investigation or proceeding. The indemnification expressly provided by statute in a specific case shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any lawful agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation as of the date first written above.

WINDSTREAM SHAL NETWORKS, INC.

By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President, General Counsel and Secretary

SIGNATURE PAGE TO

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

WINDSTREAM SHAL NETWORKS, INC.